Exhibit 3.1
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                            ARTICLES OF INCORPORATION
                                       OF
                          AMERICAN FIRE RETARDANT CORP.

KNOW ALL MEN BY THESE PRESENTS:

     We, the undersigned, being each of the original incorporators herein named, for the purpose of forming a corporation to do business both within and without the State of Nevada, and in pursuance of corporation laws of the State of Nevada, being Chapter 78 of the Nevada Revised Statutes, do make and file these Articles of Incorporation hereby declaring and certifying that the facts herein stated are true:

     FIRST: The name of this corporation is: American Fire Retardant Corp.

     SECOND: The corporation is to have perpetual existence.

     THIRD: Its principal office in the State of Nevada is located at 201 West Liberty Street, Suite 1, Reno NV 89501. The name and address of its Resident Agent is Thomas R. Brooksbank, Esq., 201 West Liberty Street, Suite 1, Reno NV 89501.

     The corporation may also maintain offices at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and shareholders may be held outside the State of Nevada with the same effect as if in the State of Nevada.

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     FOURTH:  The purpose for which the corporation is organized is to engage in any lawful activity within or without the State of Nevada.

     FIFTH: The amount of the total authorized capital stock of the corporation is 25,000,000 shares with par value of $.001. All of the said shares shall be of one class, without series or other distinction, and shall be designated as "Common Stock."

     SIXTH: The capital stock, after the amount of the subscription price has been paid in money, property, or services, as the Directors shall determine, shall be subject to no further assessment to pay the debts of the corporation, and no stock issued as fully paid up shall ever be assessable or assessed, and these Articles of Incorporation shall not and cannot be amended, regardless of the vote therefor, so as to amend, modify or rescind this Article SIXTH or any of the provisions hereof.

     SEVENTH: The members of the governing Board of the Corporation shall be styled "Directors," and the first Board shall be four (4) in number.

     The number of directors shall not be reduced to less than one, and may, at any time or times, be increased or decreased by a duly adopted amendment to these Articles of Incorporation, or in such manner as shall be provided in the Bylaws of the corporation or by an amendment to the Bylaws of the corporation duly adopted by either the Board of Directors or the shareholders.

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     The names and addresses of the first Board of Directors are as follows:

          DIRECTOR                 ADDRESS
          ---------------          ----------------
          Angela M. Raidl          1951 Tavern Road
                                   Alpine, CA 91901

          Stephen F. Owens         1951 Tavern Road
                                   Alpine, CA 91901

          Edward E. Friloux, Sr.   204 Notre Dame Drive
                                   Lafayette, LA 80506

          John E. Domingue         100 Farmington Drive
                                   Lafayette, LA 80506

     EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized: To determine from time to time whether and if allowed, under what conditions and regulations the accounts and books of the corporation (other than the books required by law to be kept at the principal office of the corporation in Nevada) or any of them, shall be open to the inspection of the stockholders and the stockholders' rights in this respect are and shall be restricted or limited accordingly.

     To make, alter, amend and rescind the By-Laws of the corporation, to fix the amount to be reserved as working capital; and to fix the times for the declaration and payment of dividends, to authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

     With the consent in writing or pursuant to the affirmative vote of the holders of at least a majority of the stock issued and outstanding, at a stockholders' meeting duly called for that purpose, to sell, assign, transfer or otherwise dispose of the property or the corporations as an entirety.

     In order to promote the interests of the corporation and to encourage the utilization of the corporation's lands and other property, to sell, assign, transfer, lease and in any lawful manner dispose of such portions of said property as the Board of Directors shall deem advisable, and to use and apply the funds received in payment therefore to the surplus account for the benefit of the corporation, or the payment of dividends, or otherwise; provided that a majority of the whole board concur therein, and further provided that the capital stock shall not be decreased except in accordance with the laws of Nevada.

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     By a  resolution  passed by a majority of the whole board,  under  suitable provision of the By-Laws, to designate two or more of their number to constitute an executive committee, which committee shall, for the time being, as provided in said resolution or in the By-Laws, have and exercise any and all of the powers of the board of directors which may be lawfully delegated in the management of the business and affairs of the corporation.

     To make provision for reasonable compensation to its members for their services as directors and to fix the basis and conditions upon which this compensation shall be paid. Any director may also serve the corporation in any other capacity and receive compensation therefor in any form.

     The corporation reserves the right to amend, alter, or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

     NINTH: Each common shareholder of the corporation shall be entitled to no preemptive or preferential rights, as such rights are defined by law.

     TENTH: Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person for whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the law of the State of Nevada from time to time against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-Law, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

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     Without  limiting the application of the foregoing,  the Board of Directors may adopt By-Laws from time to time with respect to indemnification to provide at all times the fullest indemnification permitted by the law of the State of Nevada and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

     ELEVENTH: The private property of the Stockholders, Directors and Officers shall not be subject to the payment of corporate debts to any extent whatsoever.

     No director, officer or shareholder shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this provision does not eliminate or limit in any way the liability of a director or officer for:

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     (a) Acts or omissions  which  involve  intentional  misconduct,  fraud or a knowing violation of law; or

     (b) The payment of dividends in violation of Nevada Revised Statutes (N.R.S.) 78.300. TWELFTH: The names and addresses of the incorporators of the Corporation are as follows:

          NAME                          ADDRESS
          -----------------             -----------------------------------
          RENEE D. REYNOLDS             201 West Liberty Street, Ste. 1
                                        Reno NV 89501

          M. DENISE JACKSON             201 West Liberty Street, Ste. 1
                                        Reno NV 89501

          WENDY A. POWERS               201 West Liberty Street, Ste. 1
                                        Reno NV 89501

     IN WITNESS WHEREOF, we have hereunto set our hands this 29th day of January 1998, hereby declaring and certifying that the facts stated hereinabove are true.

                                        /s/  Renee D. Reynolds
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                                        Renee D. Reynolds


                                        /s/  M. Denise Jackson
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                                        M. Denise Jackson

                                        /s/  Wendy Powers
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                                        Wendy Powers

STATE OF NEVADA   )
                  )ss:
COUNTY OF WASHOE  )

     On this 29th day of January 1998,  personally  appeared before me, a Notary
Public,  RENEE  D.  REYNOLDS,   M.  DENISE  JACKSON  and  WENDY  A.  POWERS  who
acknowledged to me that they executed the foregoing instrument.

/s/  Heather M. Denio
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NOTARY PUBLIC

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